                                                                    EXHIBIT 99.1



                                VOTING AGREEMENT

         THIS VOTING AGREEMENT is made and entered into this 1st day of July, 1998, by and among James Ridings ("Ridings"), Neall Humphrey ("Humphrey") and John DeBlois ("DeBlois") (hereinafter referred to collectively as "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, Ridings is the beneficial owner of shares of Common Stock, $0.01 par value per share (the "Common Stock"), of Craftmade International, Inc., a Delaware corporation (the "Company"); and

         WHEREAS, Craftmade, Humphrey and DeBlois are parties to that certain Merger Agreement (the "Merger Agreement"), dated as of July 1, 1998, by and among Craftmade, Trade Source International, Inc., a Delaware corporation, Neall and Leslie Humphrey, DeBlois, the Wiley Family Trust, James Bezzerides, the Bezzco Inc. Employee Retirement Trust and Trade Source International, Inc., a California corporation; and

         WHEREAS, as an inducement for the Stockholders to enter into the Merger Agreement, Ridings wishes to provide that his shares of Common Stock shall be voted in favor of the Stockholders in the event that either one or both become nominated to the Board of Directors of the Company.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter contained, to induce the Stockholders to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

         Section 1. Notification of the Stockholders. No later than forty-five
(45) days prior to the annual meeting of the stockholders of Craftmade, which is currently held on the 31st day of October, each of the Stockholders may provide written notice to Ridings of his desire to be nominated to the Board of Directors of Craftmade.

         Section 2. Voting of Shares. If Ridings receives notice as provided in
Section 1 from either of the Stockholders, or both, Ridings shall vote or cause to be voted all shares of Common Stock owned by Ridings at such time, along with all shares of Common Stock over which Ridings has a sole proxy (collectively, the "Shares"), at such annual meeting of the stockholders of Craftmade, and any and all adjournments thereof, or by written consent or otherwise, at all times during the term of this Agreement, in favor of Humphrey or DeBlois or both, as applicable, as directors of Craftmade. Except as expressly provided herein, this Agreement shall not impair any rights or benefits connected with or relating to the Shares and accruing to Ridings, including without limitation, the right to any dividend or other distribution on the Shares.

         Section 3. Term. The term of this Agreement shall commence on the date hereof (which is the date of execution hereof) and shall continue until the earliest of the date (i) three years from the date of this Agreement, (ii) on which all of the parties hereto by mutual agreement terminate this Agreement or
(iii) on which the employment of the Stockholders with the Company, or any subsidiary thereof, is terminated; provided, however, that if the employment of only one of the Stockholders is terminated, this Agreement shall be terminated only with respect to such Stockholder but shall continue with respect to the other Stockholder.

         Section 4. Agreement; Enforceability. The Stockholders jointly and severally agree that counterpart of this Agreement shall be deposited at the principal place of business of the Company in Coppell, Texas, and shall be open to inspection by any holder of Common Stock of the Company, in person or by agent or attorney. This Agreement shall be specifically enforceable by the Stockholders in a court of competent jurisdiction, which remedy shall be in addition to and not exclusive of any other remedies that may be available to them at law or in equity.

         Section 5. Place of Performance. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. The appropriate state or federal courts located in Dallas County, Texas shall have venue over all matters arising under this Agreement and will be the proper forums in which to adjudicate such matters.

         Section 6. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

         Section 7. Severability. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the other terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and duly delivered the same or caused the same to be duly delivered on their behalf on the date first above written.




                                                      /s/ James Ridings
                                                      -------------------------
                                                      James Ridings




                                                      /s/ Neall Humphrey
                                                      -------------------------
                                                      Neall Humphrey




                                                      /s/ John DeBlois
                                                      -------------------------
                                                      John DeBlois

                                       3